Filed Pursuant to Rule 424(b)(5)
Registration No. 333-188121
Registration No. 333-192899

PROSPECTUS SUPPLEMENT
(To prospectus dated August 22, 2013)

11,600,000 Shares
GLOBAL EAGLE ENTERTAINMENT INC.
Common Stock
$14.25 per share

We are offering 11,600,000 shares of our common stock in this offering.

•	The last reported sale price of our common stock on December 16, 2013 was $15.32 per share.

•	Trading symbol: NASDAQ Capital Market — ENT

This investment involves risks. See “Risk Factors” beginning on page 8 of our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference in this prospectus supplement and the accompanying base prospectus, and on page S-8 of this prospectus supplement.

	Per Share	Total
Public offering price	$14.25	$165,300,000
Underwriting discount(1)	$0.463125	$5,372,250
Proceeds, before expenses, to Global Eagle Entertainment Inc.	$13.786875	$159,927,750

(1)	See “Underwriting” for a description of the compensation payable to the underwriter.

The underwriters have a 30-day option to purchase up to 1,740,000 additional shares of common stock to cover over-allotments, if any. If the underwriters exercise this option in full, the total underwriting discount will be $6,178,087.50, and our total proceeds, before expenses, will be $183,916,912.50.

The underwriters expect to deliver the shares against payment on or about December 20, 2013.

One of our institutional stockholders is purchasing, through one or more of its affiliates, approximately $40 million of our common stock in this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying base prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Sole Book-Running Manager

Piper Jaffray

Co-Managers

Dougherty & Company	Imperial Capital

The date of this prospectus supplement is December 17, 2013

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. The shelf registration statement was declared effective by the SEC on August 22, 2013. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying base prospectus. The accompanying base prospectus provides general information about us, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement or the accompanying base prospectus. If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus, includes all material information relating to this offering. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell or soliciting an offer to buy these shares in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying base prospectus, the information and documents incorporated herein and therein by reference and the additional information under the heading “Where You Can Find More Information”.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context requires otherwise, references in this prospectus supplement and the accompanying base prospectus to “Global Eagle,” “Global Eagle Entertainment,” the “company,” “we,” “us,” “our” and similar terms refer to Global Eagle Entertainment Inc. and its subsidiaries.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus within the meaning of the Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including without limitation, our earnings, revenues, expenses or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date they were made, and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	our ability to integrate our recently acquired businesses, the ability of the combined business to grow, including through acquisitions which we are able to successfully integrate, and the ability of our executive officers to manage growth profitably;
•	the ability of our customer Southwest Airlines to maintain a sponsor for its “TV Flies Free” offering and our ability to replicate this model through other sponsorship alliances;
•	the outcome of any legal proceedings pending or that may be instituted against us, our wholly-owned subsidiary, Row 44, Inc., or Row 44, or our majority-owned subsidiary, Advanced Inflight Alliance AG, or AIA;
•	changes in laws or regulations that apply to us or our industry;
•	our ability to recognize and timely implement future technologies in the satellite connectivity space, including Ka-band system development and deployment;
•	our ability to deliver end-to-end network performance sufficient to meet increasing airline customer and passenger demand;
•	our ability to obtain and maintain international authorizations to operate our service over the airspace of foreign jurisdictions our customers utilize;
•	our ability to expand our service offerings and deliver on our service roadmap;
•	our ability to timely and cost-effectively identify and license television and media content that passengers will purchase;
•	general economic and technological circumstances in the satellite transponder market, including access to transponder space in capacity limited regions and successful launch of replacement transponder capacity where applicable;
•	our ability to obtain and maintain licenses for content used on legacy installed in-flight entertainment systems;
•	the loss of, or failure to realize benefits from, agreements with our airline partners;
•	the loss of relationships with original equipment manufacturers or dealers;

•	unfavorable economic conditions in the airline industry and economy as a whole;
•	our ability to expand our domestic or international operations, including our ability to grow our business with current and potential future airline partners or successfully partner with satellite service providers, including Hughes Network Systems;
•	our reliance on third-party satellite service providers and equipment and other suppliers, including single source providers and suppliers;
•	the effects of service interruptions or delays, technology failures, material defects or errors in our software, damage to our equipment or geopolitical restrictions;
•	the limited operating history of our connectivity and in-flight television and media products;
•	costs associated with defending pending or future intellectual property infringement actions and other litigation or claims;
•	increases in our projected capital expenditures due to, among other things, unexpected costs incurred in connection with the roll out of our technology roadmap or our international plan of expansion;
•	fluctuation in our operating results;
•	the demand for in-flight broadband internet access services and market acceptance for our products and services; and
•	other risks and uncertainties set forth in this prospectus supplement, the accompanying base prospectus and in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, which are incorporated herein by reference.

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the section entitled “Risk Factors” beginning on page S-8 and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Our Business

We are a leading full service platform offering both content and connectivity for the worldwide airline industry. Through our combined content, distribution and technology platforms, we provide airlines and the millions of travelers they serve with a complete offering of in-flight video content, e-commerce and information services. Through our Row 44 subsidiary, we utilize Ku-band satellite technology to provide airline passengers with Internet access, live television, shopping and travel-related information. In addition, through our majority-owned subsidiary, AIA, and other wholly-owned subsidiaries, we provide film and television content, games and applications to more than 150 airlines and cruise lines worldwide. We have two reportable segments: Connectivity and Content.

Connectivity

Our Connectivity solution provides airline partners and their passengers Wi-Fi connectivity over Ku-band satellite transmissions. We deliver our Connectivity services through our wholly-owned subsidiary, Row 44, which combines specialized network equipment, media applications and premium content services that allow airline passengers to access in-flight Internet, live television, on-demand content, shopping and travel-related information. In the near future, we expect to deliver additional content to airline passengers and other desired communication services, and to provide airlines with valuable aircraft operations data and applications. Row 44 was formed in 2004, its Wi-Fi connectivity system was first deployed by a domestic commercial airline in 2009 and its broadband services were fully operational in 2010. With our Connectivity solution currently installed on more than 500 aircraft, we have online the largest fleet of in-flight entertainment and connectivity connected aircraft capable of operating over land and sea. In addition, our total backlog currently stands at over 300 systems.

Our Connectivity business generates revenues from the following sources:

•	sale and corresponding support of connectivity equipment to commercial airline customers;
•	fees paid by airlines and/or airline passengers for the delivery of in-flight services, such as Internet access and live television;
•	advertising sponsorships; and
•	revenue sharing arrangements with commercial airlines for Internet-based services used by their passengers, such as shopping.

Beginning in 2009, management at Row 44 began to focus on the global roll-out of its satellite-based connectivity system and on domestic and international customer acquisitions, signing its first commercial passenger airline in 2010. Row 44 has achieved the following customer acquisition milestones during the past three years:

•	2010 — Southwest Airlines Co.;
•	2011 — Norwegian Air Shuttle;
•	2011 — WirelessG (Mango Airlines);
•	2012 — Transaero Airlines;
•	2012 — UTair Airlines; and
•	2012 — Icelandair.

The combined satellite coverage with these customers spans from Alaska to Japan, covering North America, the North Atlantic, Europe, a substantial portion of the Middle East, Russia and Asia.

Content

Our Content business operates through our majority-owned subsidiary, AIA, and other wholly-owned subsidiaries and selects, manages, and distributes wholly owned and licensed media content, video and music programming, applications, and video games to the airline industry. We currently provide our Content services to more than 150 airlines worldwide. Our Content operations primarily focus on:

•	acquiring in-flight entertainment licenses for both film and television productions, and marketing such distribution rights to airline and other customers;
•	making content available for in-flight entertainment systems and all associated services; and
•	services ranging from selection, purchase, production and technical adjustment of content to customer support in connection with the integration and servicing of in-flight entertainment programs.

Programmers in Content operations choose movies, TV and audio programs relevant and appropriate for each individual airline. The technical services in Content operations include encoding, editing and meta-data services accomplished in-house in technical facilities located in Singapore, Auckland (New Zealand) and El Segundo (California). In these technical facilities our Content operations also provide a full range of tailored digital production solutions including corporate videos, safety videos, animated video content, podcasts and broadcast quality radio shows.

Our Content services also include the development of graphical user interfaces for a variety of in-flight entertainment applications, database management related to the overall management of in-flight entertainment and both the technical integration of content and the operation of the varied content management systems found on commercial aircraft across the globe. With over 100 airline customers and a catalog of over 180 game titles, we have the largest market share in international in-flight gaming content. Creative teams work to produce casual games customized to suit the in-flight environment. We also acquire multi-year licenses from reputable game publishers to adapt third party branded games and concepts for in-flight use from partners such as Disney, EA, Popcap, Tetris, Namco Bandai, DK and Berlitz. Our Content services include cultural expertise to adapt the software we deliver to the language and cultural specificities of each airline client’s passenger demographics. In addition, our Content operation develops software applications for the next generation of in-flight entertainment systems, including interactive electronic menus and magazines.

We are also a leading provider of Asian content, Indian content and content from independent studios in the U.S. for in-flight entertainment systems around the world. From time to time, we may also acquire film distribution rights at the funding stage or the pre-production stage and therefore bear certain economic risk that the respective film is not a success in the market.

Recent Developments

IFE Services Purchase

In October 2013, we acquired Travel Entertainment Group Equity Limited, the U.K.-based parent company of IFE Services Limited, or IFE Services, for approximately $36 million in cash. IFE Services is a leading provider of in-flight entertainment services to airlines and cruise lines worldwide. With a 20-year history, IFE Services provides a broad range of content solutions, spanning movies, TV programs, games, mobile applications (apps), publications, safety videos and technical support to a worldwide client base of over 50 airline and cruise ship operators. IFE Services has a strong customer presence among quickly growing airlines in developing markets in Africa, Asia and South America.

We funded the IFE Services purchase with the proceeds from the issuance of a convertible unsecured promissory note in the aggregate principal amount of $19 million to PAR Investment Partners, L.P., or PAR, our major stockholder, and the sale of 2,453,472 shares of our common stock to one of our existing institutional investors. For a description of the terms of the convertible note issued to PAR, or the PAR Convertible Note, see “Use of Proceeds.”

Warrant Exchanges

On November 22, 26 and December 4, 2013, we entered into warrant purchase agreements with holders of warrants to purchase shares of our common stock at an exercise price of $11.50 per share, pursuant to which we agreed to issue an aggregate of 898,082 shares of our common stock in exchange for the surrender of warrants to purchase an aggregate of 2,921,450 shares of our common stock.

AIA Minority Squeeze-Out

Currently, we own approximately 94% of the outstanding shares of AIA. In July, we commenced a process under German law to acquire the remaining 6% of AIA. As part of this process, on December 13, 2013, our wholly-owned subsidiary requested that AIA hold a general meeting of shareholders to pass a resolution for the transfer to our wholly-owned subsidiary of all AIA shares not held by us against payment of 7.35 Euros per share.

Our Company History and Corporate Information

We were originally formed on February 2, 2011 as a special purpose acquisition company under the name Global Eagle Acquisition Corp. for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination involving one or more businesses. On January 31, 2013, we consummated a business combination with Row 44 and AIA and changed our name to Global Eagle Entertainment Inc. Our principal executive office is located at 4353 Park Terrace Drive, Westlake Village, California 91361 and our telephone number is (818) 706-3111. Our website address is http://globaleagleent.com. The information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus supplement or the accompanying base prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

Row 44®, Giving Broadband Wings®, and the Row 44 logos, and other trademarks or service marks of Global Eagle and its subsidiaries appearing or incorporated by reference in this prospectus supplement and the accompanying base prospectus, are the property of Global Eagle or one of its subsidiaries. Trade names, trademarks and service marks of other companies appearing or incorporated by reference in this prospectus supplement and the accompanying base prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements of us by, these other companies.

THE OFFERING

Common stock offered by us:
11,600,000 shares
Underwriters’ over-allotment option:
1,740,000 shares
Capital stock outstanding immediately after this offering assuming no exercise of the underwriters’ over-allotment option:
70,131,123 shares, consisting of 51,012,890 shares of common stock and 19,118,233 shares of non-voting common stock.(1)
Capital stock outstanding immediately after this offering assuming full exercise of the underwriters’ over-allotment option:
71,871,123 shares, consisting of 52,752,890 shares of common stock and 19,118,233 shares of non-voting common stock.(1)
Use of proceeds
We estimate that the net proceeds to us of this offering will be $159.3 million, or $183.3 million if the underwriters exercise their over-allotment option in full. We intend to use the proceeds of this offering for working capital and general corporate purposes, which may include acquisitions, repayment of the PAR Convertible Note, purchases of our outstanding warrants and capital expenditures. See “Use of Proceeds.”
Ticker symbol
Our common stock is listed on The NASDAQ Capital Market and trades under the symbol “ENT.”
Risk factors
See “Risk Factors” for a discussion of factors that you should consider carefully before deciding to invest in shares of our common stock.
Participation of Current Stockholder
One of our institutional stockholders is purchasing, through one or more affiliated entities, approximately $40 million of our common stock in this offering.

(1)	Shares of our non-voting common stock are convertible into shares of our common stock as described herein and in the accompanying base prospectus and under the subheading “Conversion Agreement” in our Current Report on Form 8-K filed with the SEC on October 21, 2013, which is incorporated by reference herein. The number of shares of our capital stock that will be issued and outstanding immediately after this offering is based on 58,531,123 shares of capital stock issued and outstanding as of December 11, 2013 and excludes the following:
•	3,053,634 shares of common stock held by AIA, our majority-owned subsidiary;
•	4,950,000 shares of common stock issuable upon the exercise of stock options outstanding as of December 11, 2013 under our 2013 Equity Incentive Plan, with a weighted average exercise price of approximately $10.29 per share;
•	50,000 shares of common stock currently reserved for future issuance under our 2013 Equity Incentive Plan, and an additional 2,500,000 shares of common stock reserved for such issuance, subject to approval by our stockholders at the special meeting of stockholders to be held on December 19, 2013;

•	23,237,717 shares of our common stock issuable upon exercise of outstanding warrants to purchase shares of our common stock at an exercise price of $11.50 per share;
•	1,456,050 shares of our common stock issuable upon exercise of outstanding warrants to purchase shares of our common stock with a weighted average exercise price of $9.09 per share; and
•	up to 2,264,204 shares of our common stock issuable upon conversion of the PAR Convertible Note (which we intend to repay and cancel using a portion of the proceeds from this offering, as more fully described in “Use of Proceeds”).

RISK FACTORS

Investing in our common stock involves risks. Before you make a decision to buy any shares offered hereby, you should carefully consider the specific risks and uncertainties set forth above under “Cautionary Note Regarding Forward-Looking Statements,” the risks described below in this prospectus supplement, and the risks described under “Risk Factors” in the accompanying base prospectus and in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, which are incorporated herein by reference. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our common stock could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus supplement, the accompanying base prospectus or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

We are subject to civil litigation involving allegations of copyright infringement, which could result in our having to pay damages. We may also be subject to additional similar litigation in the future.

On October 22, 2013, Arista Music, Sony Music Entertainment and certain parties believed to be related to the foregoing filed suit in the United States District Court for the Southern District of New York against Inflight Productions Ltd., or IFP, and one of its customers for copyright infringement and related claims and unspecified money damages. IFP is a direct subsidiary of AIA and an indirect subsidiary of Global Eagle. We are in the process of evaluating the merits of this matter, and we intend to vigorously assert available defenses in connection with this matter; however, the outcome is inherently uncertain and could have a material adverse effect on our business, financial condition and results of operations. The potential range of loss related to this matter cannot be determined at this time. In addition to this matter, we may in the future be subject to additional similar civil litigation involving copyright infringement, which could result in injunctive relief or our having to pay damages.

AIA is subject to ongoing tax audits which could result in additional taxes or a reduction in tax loss carryforwards.

A comprehensive tax audit of the AIA group of companies domiciled in Germany for 2006 through 2009 began in the 2011 financial year and is ongoing. The audit had not yet been completed at the time the 2011 annual financial statements were prepared. Even though AIA believes that all transactions relevant to taxes have been duly presented in its tax returns for the given years, AIA cannot preclude with certainty that the comprehensive tax audit will not lead to objections to the tax returns and consequent tax risks from demands for additional taxes and that its tax loss carryforwards might be cut. Also, a comprehensive tax audit of AIA’s Canadian subsidiary DTI Software for the tax years 2008, 2009, 2010 and 2011 is underway. More specifically, the Canadian tax authorities are currently investigating DTI’s tax presence in Dubai, United Arab Emirates, and whether income derived in Dubai would constitute taxable earnings subject to Canadian income tax for the tax year ended December 31, 2008. We estimate the maximum Canadian income tax exposure for the taxable year 2008 is approximately $1.2 million, which includes approximately $0.6 million of potential interest and penalties. We are currently investigating these claims and are not able to estimate the aggregate potential tax liability that could result for subsequent tax years after 2008. If the Canadian tax authorities attempt to assess similar penalties for tax years subsequent to 2008, we may be subject to pay significant historical tax obligations, including penalties and accrued interest. In addition, DTI is claiming tax credit in the course of the development of games and applications in Canada (tax credits that support multimedia, e-commerce and research and development in Canada). Although AIA is using tax credit consultants for calculating the effective amount that it can claim in tax credits, AIA always has a certain level of risk that the tax authorities might come to a different conclusion concerning the respective amount. This would lead to an adjustment of the booked tax credits.

If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. After giving effect to the sale of an aggregate of 11,600,000 shares of our common stock at a price of $14.25 per share for aggregate gross proceeds of approximately $165.3 million, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $11.14 per share. To the extent outstanding stock options or warrants are exercised, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. The net proceeds from this offering will be used for repayment of the PAR Convertible Note and working capital and general corporate purposes, including, without limitation, acquisitions, purchases of our outstanding warrants and capital expenditures. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.

Lack of dividends may make our stock less attractive as an investment.

We intend to retain all future earnings for use in the development of our business. We do not anticipate paying any cash dividends on our stock in the foreseeable future. Accordingly, you may have to sell some or all of your common stock in order to generate cash flow from your investment. You may not receive a gain on your investment when you sell your common stock and may lose some or the entire amount of your investment. In addition, stocks that pay regular dividends command higher market trading prices, and so our stock price may be lower as a result of our dividend policy. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our financial condition, operating results, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

Our ability to raise capital in the future may be limited.

Our business and operations may consume resources faster than we anticipate. In the future, we may need to raise additional funds through the issuance of new equity securities, debt or a combination of both. Additional financing may not be available on favorable terms, or at all. If adequate funds are not available on acceptable terms, we may be unable to fund our capital requirements. If we issue new debt securities, the debt holders would have rights senior to stockholders to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to pay dividends on our common stock. If we issue additional equity securities, existing stockholders will experience dilution, and the new equity securities could have rights senior to those of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future securities offerings reducing the market price of our common stock and diluting their interest.

We are able to issue shares of preferred stock with greater rights than our common stock.

Our second amended and restated certificate of incorporation authorizes our board of directors to issue one or more series of preferred stock and set the terms of the preferred stock without seeking any further approval from our shareholders. Any preferred stock that is issued may rank ahead of our common stock in terms of dividends, liquidation rights or voting rights. If we issue preferred stock, it may adversely affect the market price of our common stock.

USE OF PROCEEDS

We estimate that the net proceeds to us of this offering will be approximately $159.3 million, or $183.3 million if the underwriters exercise their over-allotment option in full, after deducting underwriting discounts and our estimated expenses of the public offering.

We intend to use the proceeds of this offering for working capital and general corporate purposes, which may include acquisitions, repayment of the PAR Convertible Note, purchases of our outstanding warrants and capital expenditures. We currently are not a party to any definitive agreement or other commitment with any seller or target with respect to future acquisitions. However, one of our core strategies is to seek to supplement our organic growth and marketing and internal product development efforts with strategic acquisitions that add new customers and/or capabilities or help us expand in our current markets or enter additional complementary markets, and we are in regular discussions to explore the possibility of such acquisitions. The potential acquisitions which we are currently exploring include smaller add-on acquisitions, as well as larger industry consolidations in which the purchase price we may pay could equal more than the amount we raise in this offering. In addition, we may issue additional equity securities, at a price above or below the price in this offering, or debt securities, in each case, either privately or publicly, in order to finance such acquisitions. At present, we have not entered into any definitive agreements or other commitments with a seller or target for any potential acquisition, and there can be no assurances that we will enter into any such agreement or commitments or that any transaction will be completed.

The PAR Convertible Note bears interest at an annual rate of 12% and is convertible into shares of our non-voting common stock. The principal amount of the PAR Convertible Note, together with any accrued but unpaid interest, is payable in full on the maturity date, which is defined as the earlier of (i) December 20, 2013 or (ii) the occurrence of an “Event of Default” (as defined in the PAR Convertible Note). On the maturity date, we may either (a) pay to PAR cash in the aggregate amount of the principal amount of the PAR Convertible Note plus all accrued but unpaid interest or (b) issue to PAR non-voting shares of common stock equal to the quotient obtained by dividing (x) the principal amount of the PAR Convertible Note, together with any accrued but unpaid interest as of the maturity date, by (y) $8.5593. We used the proceeds of the issuance of the PAR Convertible Note to fund a portion of the purchase price of IFE Services.

Net proceeds may be temporarily invested in interest-bearing securities or held as cash prior to deployment for their intended purposes.

DILUTION

Investors in this offering will experience dilution to the extent of the difference between the price per share in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of September 30, 2013 was approximately $48.5 million, or approximately $0.88 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities as of September 30, 2013, by the number of shares of our common stock outstanding as of September 30, 2013.

After giving effect to the sale of 11,600,000 shares of common stock by us at a price of $14.25 per share in the public offering, after deducting our estimated public offering expenses payable by us, our as-adjusted net tangible book value as of September 30, 2013 would have been approximately $207.9 million, or approximately $3.11 per share. This represents an immediate increase in net tangible book value of approximately $2.23 per share to our existing stockholders and an immediate dilution in pro forma net tangible book value per share of approximately $11.14 to the investor in this offering. The following table illustrates this calculation on a per share basis:

Offering price for one share of common stock		$14.25
Net tangible book value per share as of September 30, 2013	$0.88
Increase per share attributable to this offering	$2.23
As adjusted net tangible book value per share after this offering		$3.11
Dilution per share to investor in this offering		$11.14

The above discussion and table are based on 55,179,569 shares of capital stock issued and outstanding as of September 30, 2013 and excludes the following:

•	3,053,634 shares of common stock held by AIA, our majority-owned subsidiary;
•	2,453,472 shares of common stock that we issued directly to one of our institutional shareholders on October 21, 2013;
•	898,082 shares of common stock that we issued to certain of our security holders in exchange for an aggregate of 2,921,450 warrants to purchase shares of common stock;
•	4,950,000 shares of common stock issuable upon the exercise of stock options outstanding as of December 11, 2013 under our 2013 Equity Incentive Plan, with a weighted average exercise price of approximately $10.29 per share;
•	50,000 shares of common stock currently reserved for future issuance under our 2013 Equity Incentive Plan, and an additional 2,500,000 shares of common stock reserved for such issuance, subject to approval by our stockholders at the special meeting of stockholders to be held on December 19, 2013;
•	23,237,717 shares of our common stock issuable upon exercise of outstanding warrants to purchase shares of our common stock at an exercise price of $11.50 per share;
•	1,456,050 shares of our common stock issuable upon exercise of outstanding warrants to purchase shares of our common stock with a weighted average exercise price of $9.09 per share; and
•	up to 2,264,204 shares of our common stock issuable upon conversion of the PAR Convertible Note (which we intend to repay and cancel using a portion of the proceeds from this offering, as more fully described in “Use of Proceeds”).

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or warrants to purchase our common stock. The exercise of outstanding options having an exercise price less than the offering price will increase dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement through Piper Jaffray & Co. as the sole book-running manager. We have entered into a firm commitment underwriting agreement with Piper Jaffray, as representative of the several underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, shares of common stock.

Underwriter	Number of Shares
Piper Jaffray & Co.	10,440,000
Dougherty & Company LLC	580,000
Imperial Capital, LLC	580,000
Total	11,600,000

One of our institutional stockholders is purchasing, through one or more of its affiliates, approximately $40 million of shares of our common stock in this offering.

Each underwriter is committed to purchase all the shares of common stock offered by us if it purchases any shares, other than those shares covered by the over-allotment option described below.

Each underwriter proposes to offer the common stock directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.2315625 per share. After the offering, these figures may be changed by the underwriters.

We have granted the underwriters an option to buy up to 1,740,000 additional shares of common stock from us to cover over-allotments. The underwriters may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus supplement. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The following table shows the per share and total underwriting discount to be paid to the underwriter in this offering assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	With no Over-Allotment	With Over-Allotment
Per Share	$0.463125	$0.463125
Total	$5,372,250	$6,178,088

We estimate that the total fees and expenses payable by us, excluding underwriting discount, will be approximately $600,000 which includes $5,000 that we have agreed to reimburse the underwriters for the fees incurred by them in connection with clearing the offering with FINRA.

We have agreed to indemnify each underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

We and each of our directors and executive officers are subject to lock-up agreements that prohibit us and them from offering for sale, pledging, assigning, encumbering, announcing the intention to sell, selling, contracting to sell, granting any option, right or warrant to purchase, or otherwise transferring or disposing of, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock for a period of at least 90 days following the date of this prospectus supplement without the prior written consent of Piper Jaffray. The lock-up agreement does not prohibit our directors and executive officers from transferring shares of our common stock for bona fide estate or tax planning purposes, subject to certain requirements, including that the transferee be subject to the same lock-up terms.

The lock-up agreements do not prohibit us from issuing shares upon the exercise or conversion of securities outstanding on the date of this prospectus supplement. The lock-up provisions do not prevent us from selling shares to the underwriters pursuant to the underwriting agreement, or from granting options to acquire securities under our existing stock option plans (as they may be amended) or issuing shares upon the exercise or conversion of securities outstanding on the date of this prospectus supplement. In addition, the lock-up provisions do not prevent us from issuing up to an aggregate of 2 million shares of our common stock in connection with any proposed acquisition of one or more businesses, products, technologies or any joint ventures, commercial relationships or other strategic corporate transactions.

The 90-day lock-up period in all of the lock-up agreements is subject to extension if (i) during the last 17 days of the lock-up period we issue an earnings release or material news or a material event relating to us occurs or (ii) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions imposed in these lock-up agreements shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Piper Jaffray waives the extension in writing.

Our shares are quoted on the Nasdaq Capital Market under the symbol “ENT.”

To facilitate the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriters may over-allot or otherwise create a short position in the common stock for its own account by selling more shares of common stock than we have sold to them. Short sales involve the sale by the underwriters of a greater number of shares than the underwriters are required to purchase in the offering. The underwriters may close out any short position by either exercising their option to purchase additional shares or purchasing shares in the open market.

In addition, the underwriters may stabilize or maintain the price of the common stock by bidding for or purchasing shares of common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time. The underwriters may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on the Nasdaq Capital Market is limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the Commission limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on the web sites maintained by the underwriters and the underwriters may distribute prospectuses and prospectus supplements electronically. From time to time in the ordinary course of their businesses, the underwriters and certain of their affiliates have engaged, and may in the future engage, in commercial banking or investment banking transactions with us and our affiliates.

DESCRIPTION OF CAPITAL STOCK

Please refer to the section entitled “Description of Securities to be Registered” on page 14 of the accompanying base prospectus for a summary description of the terms of our common stock being offered hereby.

VALIDITY OF THE SECURITIES

The validity of the shares of common stock offered hereby has been passed on for us by McDermott Will & Emery LLP, New York, New York. Goodwin Procter LLP, New York, New York will pass upon certain matters for the underwriters.

EXPERTS

The financial statements of Global Eagle Acquisition Corp. (a development stage company) as of December 31, 2012, and 2011, for the year ended December 31, 2012 and for the period February 2, 2011 (inception) to December 31, 2011 have been audited by Rothstein Kass, an independent registered public accounting firm, as set forth in their report thereon, which is incorporated herein by reference, from our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Such financial statements have been so incorporated in reliance on the report of such firm, given on their authority as experts in auditing and accounting.

The financial statements of Row 44 as of December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011 and 2010 have been audited by Rose, Snyder & Jacobs LLP, an independent registered public accounting firm, as set forth in their report thereon, which is incorporated herein by reference, from our Current Report on Form 8-K/A (Amendment No. 3) filed with the SEC on August 9, 2013. Such financial statements have been so incorporated in reliance on the report of such firm, given on their authority as experts in auditing and accounting.

The consolidated financial statements of AIA as of December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012 have been audited by Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, independent auditors, as set forth in their report thereon, which is incorporated herein by reference from our Current Report on Form 8-K/A (Amendment No. 3) filed with the SEC on August 9, 2013. Such consolidated financial statements are incorporated herein by reference in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

We have filed a registration statement on Form S-3 (File No. 333-188121) with the SEC relating to the securities offered hereby. This prospectus supplement and the accompanying base prospectus are part of the registration statement and do not contain all of the information in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying base prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement.

We incorporate by reference into this prospectus supplement the following documents or information filed with the SEC:

(1)	Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 18, 2013 (File No. 001-35176);
(2)	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 15, 2013, as amended by Form 10-Q/A (Amendment No. 1) filed with the SEC on May 15, 2013 and Form 10-Q/A (Amendment No. 2) filed with the SEC on July 9, 2013 (File No. 001-35176); for the quarter ended June 30, 2013, filed with the SEC on August 9, 2013 (File No. 001-35176); and for the quarter ended September 30, 2013, filed with the SEC on November 12, 2013 (File No. 001-35176);
(3)	Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the SEC on January 7, 2013, January 17, 2013, January 28, 2013, January 30, 2013, February 4, 2013, February 6, 2013 (including portions of our definitive proxy statement on Schedule 14A filed on January 17, 2013 that are incorporated by reference into our Current Report on Form 8-K filed on February 6, 2013), February 21, 2013, February 26, 2013, March 12, 2013, March 18, 2013, March 19, 2013, March 29, 2013, May 2, 2013, May 14, 2013, May 16, 2013, May 22, 2013, July 2, 2013, July 10, 2013 (Items 1.01 and 9.01 only), July 11, 2013, August 9, 2013, August 30, 2013, October 3, 2013, October 16, 2013, October 21, 2013 (Items 1.01, 2.03, 3.02, 8.01 and 9.01 only) and December 3, 2013 (File No. 001-35176);
(4)	The description of our common stock that is contained in our Form 8-A filed on May 12, 2011 (File No. 001-35176), pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and
(5)	All documents filed with the SEC by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the date of this prospectus supplement and before the termination of the offering to which this prospectus supplement relates.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents by telephone at (818) 706-3111 or in writing at the following address:

Global Eagle Entertainment Inc.
Attn: Secretary
4353 Park Terrace Drive
Westlake Village, California 91361

PROSPECTUS

Global Eagle Entertainment Inc.

15,000,000 shares
of Common Stock, Par Value $.0001 per share
Offered by the Company

55,551,596 shares
of Common Stock, Par Value $.0001 per share
and
7,666,667 Warrants to Purchase Common Stock
Offered by Certain Selling Securityholders

We may, from time to time in one or more offerings, offer and sell up to 15,000,000 shares of our common stock.

In addition, the selling securityholders identified in this prospectus may, from time to time in one or more offerings, offer and sell up to 55,551,596 shares of our common stock, of which:

•	4,169,085 shares were issued in a private placement prior to our initial public offering;
•	22,709,827 shares were issued in a private placement in connection with our business combination transaction which we completed on January 31, 2013, in which we acquired Row 44, Inc., or Row 44, and 86% of the issued and outstanding shares of Advanced Inflight Alliance AG, or AIA, which we refer to as the Business Combination;
•	19,118,233 shares are issuable upon the conversion of shares of non-voting common stock that we issued in a private placement in connection with the Business Combination;
•	7,666,667 shares are issuable upon the exercise of warrants to purchase shares of our common stock that were issued in a private placement to Global Eagle Acquisition LLC, which we refer to as our Sponsor, in connection with our initial public offering, or the Sponsor Warrants;
•	1,456,050 shares are issuable upon the exercise of certain warrants that were assumed by us in connection with our initial business combination transaction, or the Row 44 Warrants; and
•	431,734 shares were issued in a private placement in connection with our acquisition of substantially all the assets of Post Modern Edit, LLC, or PME, and related entities.

The selling securityholders may also, from time to time in one or more offerings, offer and sell up to 7,666,667 Sponsor Warrants. Each Sponsor Warrant entitles the holder thereof to purchase one share of our common stock at an exercise price of $11.50 per share.

We will not receive any proceeds from the sale of our common stock or Sponsor Warrants by selling securityholders, but we are required to pay certain offering fees and expenses in connection with the registration of the selling securityholders’ securities and to indemnify the selling securityholders against certain liabilities.

This prospectus describes the general manner in which the shares of our common stock and Sponsor Warrants (as applicable) may be offered and sold by us and the selling securityholders. If necessary, the specific manner in which these securities may be offered and sold will be described in one or more supplements to this prospectus. Any prospectus supplement may add, update or change information contained in this prospectus. You should carefully read this prospectus, and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein before you invest in any of our securities.

We or the selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, certain selling securityholders may offer and sell these securities from time to time, together or separately. If we or the selling securityholders use underwriters, dealers or agents to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we or any selling securityholders expect to receive from that sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market and trades under the symbol “ENT.” Our warrants issued in our initial public offering, or our Public Warrants, are quoted on the OTC market under the symbol “ENTWW.” On August 21, 2013, the closing sale price of the common stock on the NASDAQ Capital Market was $9.64 and the closing sale price of the Public Warrants on the OTC market was $1.67. The Sponsor Warrants are not listed, and we have not applied to have the Sponsor Warrants listed, on any exchange.

See the section entitled “Risk Factors” beginning on page 3 of this prospectus and any similar section contained in any applicable prospectus supplement to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 22, 2013

You should rely only on the information contained in or incorporated by reference in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with different information. Neither we nor the selling securityholders are making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front cover of those documents (or the date of the document incorporated by reference, as applicable).

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may sell from time to time in one or more offerings up to an aggregate of 15,000,000 shares of common stock and the selling securityholders may sell from time to time in one or more offerings up to an aggregate of 55,551,596 shares of our common stock and up to an aggregate of 7,666,667 Sponsor Warrants.

This prospectus describes the general manner in which the shares of common stock and Sponsor Warrants (as applicable) may be offered and sold by us and the selling securityholders. If necessary, the specific manner in which these securities may be offered and sold will be described in one or more supplements to this prospectus. Any prospectus supplement may add, update or change information contained in this prospectus. You should carefully read this prospectus, and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein before you invest in any of our securities.

Unless the context requires otherwise, references in this prospectus to “Global Eagle,” “Global Eagle Entertainment,” the “company,” “we,” “us,” “our” and similar terms refer to Global Eagle Entertainment Inc. and its subsidiaries.

i

ABOUT GLOBAL EAGLE ENTERTAINMENT

We are a full service platform offering both content and connectivity for the worldwide airline industry. Through our combined content, distribution and technology platforms, we provide airlines and the travelers they serve with in-flight video content, e-commerce and information services. Through Row 44, our subsidiary, we utilize Ku-band satellite technology to provide airline passengers with Internet access, live television, shopping and travel-related information. Currently installed on nearly 500 aircraft, Row 44 has the largest fleet of connected entertainment platforms operating over land and sea globally. In addition, through AIA, our subsidiary, we provide film and television content, games and applications and digital media services to more than 130 airlines worldwide.

We were originally formed on February 2, 2011 as a special purpose acquisition company under the name Global Eagle Acquisition Corp. for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination involving one or more businesses. On January 31, 2013, we completed the Business Combination in which we acquired (i) Row 44 pursuant to the Agreement and Plan of Merger and Reorganization, dated as of November 8, 2012, by and among the Company, EAGL Merger Sub Corp., a Delaware corporation and our wholly-owned subsidiary, Row 44, and PAR Investment Partners, L.P., a Delaware limited partnership (“PAR”), and (ii) 86% of the issued and outstanding shares of AIA, pursuant to a Stock Purchase Agreement, dated as of November 8, 2012, between the Company and PAR. Following the Business Combination, we changed our name to Global Eagle Entertainment Inc. Subsequent to the Business Combination, we acquired an additional approximately 8.0% of the issued and outstanding shares of AIA, so that we now hold approximately 94% of the issued and outstanding shares of AIA. In addition, on July 10, 2013, we completed the acquisition of substantially all of the assets of PME and related entities.

Additional Information

Our principal executive office is located at 4353 Park Terrace Drive, Westlake Village, California 91361 and our telephone number is (818) 706-3111.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus and the documents incorporated by reference herein within the meaning of the Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including without limitation our earnings, revenues, expenses or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions.

These forward-looking statements are based on information available to us as of the date they were made, and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability to integrate the Row 44 and AIA businesses, the ability of the combined business to grow and the ability of our executive officers to manage growth profitably;
•	our ability to recognize and timely implement future technologies in the satellite connectivity space, including Ku-band system development and deployment;
•	our ability to deliver end-to-end network performance sufficient to meet increasing airline customer and passenger demand;
•	our ability to obtain and maintain international authorizations to operate our service over the airspace of foreign jurisdictions our customers utilize;
•	our ability to expand our service offerings and deliver on our service roadmap;
•	our ability to timely and cost-effectively identify and license television and media content that passengers will purchase;
•	general economic and technological circumstances in the satellite transponder market, including access to transponder space in capacity limited regions and successful launch of replacement transponder capacity where applicable;
•	our ability to obtain and maintain licenses for content used on legacy installed in-flight entertainment systems;
•	the loss of, or failure to realize benefits from, agreements with our airline partners;
•	the loss of relationships with original equipment manufacturers or dealers;
•	unfavorable economic conditions in the airline industry and economy as a whole;
•	our reliance on third-party satellite service providers and equipment and other suppliers, including single source providers and suppliers;
•	the effects of service interruptions or delays, technology failures, material defects or errors in our software, damage to our equipment or other geopolitical restrictions;
•	the limited operating history of our connectivity and in-flight television and media products;
•	the demand for in-flight broadband internet access services and market acceptance for our products and services; and
•	other risks and uncertainties set forth in this prospectus or in any applicable prospectus supplement and in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, which are incorporated herein by reference.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement, we anticipate using the net proceeds from the sale by us of common stock for general corporate purposes, including acquisitions and other business opportunities, capital expenditures and working capital. We believe opportunities may exist from time to time to expand our current business through acquisitions of other companies, products or technologies, or strategic alliances with other companies. Working capital and other general corporate purposes may include sales and marketing expenditures, research and development expenditures, capital expenditures and any other purposes that we may specify in any prospectus supplement. Our plans to use the net proceeds from the sale by us of common stock may change, and if they do, we will update this information in a prospectus supplement.

We will not receive any proceeds from the sale of our common stock or Sponsor Warrants by selling securityholders, but we are required to pay certain offering fees and expenses in connection with the registration of the selling securityholders’ securities and to indemnify the selling securityholders against certain liabilities.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements” and the risks described below, you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement and in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, which are incorporated herein by reference. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

There is currently no market for the Sponsor Warrants and a market for the Sponsor Warrants will not develop.

The Sponsor Warrants have no established trading market and will not be listed on any securities exchange. Since an active trading market will not develop and will not be maintained, holders of the Sponsor Warrants may experience difficulty in reselling, or an inability to sell, the Sponsor Warrants. Future selling prices for the Sponsor Warrants may be adversely affected by many factors, including changes in our financial performance, changes in the overall market for similar securities and performance or prospects for companies in our industry.

SELLING SECURITYHOLDERS

Up to 55,551,596 shares of our common stock may be offered for resale by the selling securityholders under this prospectus, including (i) 4,169,085 shares issued in a private placement prior to the our initial public offering, (ii) 22,709,827 shares issued in a private placement in connection with the Business Combination, (iii) 19,118,233 shares issuable upon the conversion of shares of non-voting common stock that we issued in a private placement in connection with the Business Combination, (iv) 7,666,667 shares issuable upon the exercise of the Sponsor Warrants, (v) 1,456,050 shares issuable upon the exercise of the Row 44 Warrants, and (vi) 431,734 shares that were issued in a private placement in connection with our acquisition of PME. Additionally, up to 7,666,667 Sponsor Warrants may be offered for resale by the selling securityholders under this prospectus. A portion of the securities being registered by the registration statement of which this prospectus forms a part are being registered pursuant to registration rights granted to certain selling securityholders in connection with the Business Combination.

To the extent permitted by law, the selling securityholders listed below may resell shares of our common stock and Sponsor Warrants pursuant to this prospectus. We have registered the sale of the shares of our common stock and the Sponsor Warrants to permit the selling securityholders and their respective permitted transferees or other successors-in-interest that receive their shares of common stock or Sponsor Warrants from the selling securityholders after the date of this prospectus to resell their shares of common stock and Sponsor Warrants.

The following table sets forth the number of shares of common stock and Sponsor Warrants being offered by the selling securityholders, including shares of our common stock issuable upon the exercise of the Sponsor Warrants and the Row 44 Warrants, and assuming the conversion of 19,118,233 shares of non-voting common stock to shares of common stock. The following table also sets forth the number of shares of common stock and Sponsor Warrants known to us, based upon written representations by the selling securityholders, to be beneficially owned by the selling securityholders as of August 13, 2013, assuming the conversion of all of our outstanding shares of non-voting common stock to common stock. The selling securityholders are not making any representation that any shares of common stock or Sponsor Warrants covered by this prospectus will be offered for sale. The selling securityholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares of common stock. For purposes of the table below, we assume that all of the shares of our common stock and Sponsor Warrants covered by this prospectus will be sold.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of common stock and Sponsor Warrants beneficially owned by them. Except as described in the footnotes to the following table and under “Material Relationships with Selling Securityholders” below, none of the persons named in the table has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. The inclusion of any shares of common stock in this table does not constitute an admission of beneficial ownership for the person named below.

As of August 13, 2013, assuming the conversion of 19,118,233 shares of our non-voting common stock into shares of our common stock, and excluding 3,053,634 shares of common stock held by AIA, our majority-owned subsidiary, there were 55,179,569 shares of our common stock issued and outstanding.

Selling Securityholder	Shares of Common Stock Beneficially Owned Prior to Offering		Sponsor Warrants Beneficially Owned Prior to Offering	Shares of Common Stock Offered	Sponsor Warrants Offered	Shares of Common Stock Beneficially Owned After the Offered Shares are Sold	%	Sponsor Warrants Beneficially Owned After the Offered Sponsor Warrants are Sold	%
PAR Investment Partners, L.P.(1)(2)	28,492,984		—	29,478,011	—	0	—	0	—
Global Eagle Acquisition LLC(3)	11,443,243		7,333,334	11,443,243	7,333,334	0	—	0	—
Harry E. Sloan(4)	11,443,243		7,333,334	11,443,243	7,333,334	0	—	0	—
Jeff Sagansky(4)	11,443,243		7,333,334	11,443,243	7,333,334	0	—	0	—
Wellington Management Company, LLP(1)(5)	3,562,285		—	6,105,831	—	0	—	0	—
Exit Row Investments, LLC(1)	1,687,776		—	1,875,306	—	0	—	0	—
Putnam Capital Spectrum Fund(6)	1,677,700		—	1,677,700	—	0	—	0	—
Bay Pond Investors (Bermuda) L.P.(1)(7)(8)	1,239,190		—	1,513,240	—	0	—	0	—
Bay Pond Partners L.P.(1)(7)(9)	1,073,459		—	1,294,506	—	0	—	0	—
MLB Advanced Media L.P.(1)(10)	854,786		—	873,629	—	0	—	0	—
Alaska Airlines(1)	837,453		—	930,504	—	0	—	0	—
Ithan Creek Master Investors (Cayman) L.P.(1)(7)	658,861		—	813,409	—	0	—	0	—
Quissett Investors (Bermuda) L.P.(1)(7)(11)	703,754		—	779,647	—	0	—	0	—
Putnam Equity Spectrum Fund(6)	697,300		—	697,300	—	0	—	0	—
Hughes Network Systems LLC(1)	433,267		—	481,408	—	0	—	0	—
Quissett Partners, L.P.(1)(7)	439,673		—	486,747	—	0	—	0	—
Dennis A. Miller(12)	455,421		333,333	390,421	333,333	65,000	—	0	—
James A. Graf(13)	431,263		266,667	431,263	266,667	0	—	0	—
John Guidon(1)(14)	313,457		—	343,227	—	0	—	0	—
J. Caird Investors (Bermuda) L.P.(1)(7)(15)	304,334		—	337,140	—	0	—	0	—
James A. McNamara(11)	334,738		—	22,088	—	312,650	—	0	—
J. Caird Partners, L.P.(1)(7)(15)	279,695		—	309,752	—	0	—	0	—
John LaValle(16)	220,426		—	220,426	—	0	—	0	—
Gregg Fialcowitz(1)	210,161		—	233,512	—	0	—	0	—
Post Modern Edit, LLC	170,991	(17)	—	263,358	—	0	—	0	—
James Costello(18)	156,925		—	156,925	—	0	—	0	—
Ithan Creek Master Investment Partnership (Cayman) II, L.P.(1)(7)	76,411		—	84,901	—	0	—	0	—
Post Modern Non-Theatrical Distribution LLC	72,881	(17)	—	112,350	—	0	—	0	—
Howard Lefkowitz	63,371		—	63,371	—	0	—	0	—
Mark Kroll(1)	52,868		—	58,266	—	0	—	0	—
H. Travis Christ(19)	48,367		—	48,367	—	0	—	0	—
Brackmann 1992 Descendant's Trust(1)	31,182		—	34,647	—	0	—	0	—
Lawrence Kellner(1)(20)	31,520		—	32,873	—	0	—	0	—
Stephen Redford(21)	32,645		—	32,645	—	0	—	0	—
Sea Movies LLC(17)	20,743		—	31,948	—	0	—	0	—
Airline Media Productions LLC(17)	15,698		—	24,178	—	0	—	0	—
Certain selling securityholders holding, collectively, less than 1% of our common stock	335,246	(22)	—	359,809	—	0	—	0	—

(1)	Excludes 10% of the shares of common stock issuable to such holder under the Row 44 Merger Agreement, which shares are held in escrow to secure (A) any post-closing purchase price adjustment due to the Company from Row 44 pursuant to the terms of the Row 44 Merger Agreement and (B) Row 44's indemnification obligations under the Row 44 Merger Agreement (“Escrow Shares”). Escrow Shares not subject to a claim will be released on the date that is 18 months after the closing of the Business Combination. Escrow Shares that are released to the holder(s) will be eligible for resale pursuant to this prospectus and are included in the column “Shares of Common Stock Offered.”
(2)	Includes 509,512 shares of common stock issuable upon the exercise of Row 44 Warrants. All shares are held directly by PAR Investment Partners, L.P. (“PAR”). PAR Capital Management, Inc. (“PCM”), as the general partner of PAR Group, L.P., which is the general partner of PAR, has investment discretion and voting control over shares held by PAR. No stockholder, director, officer or employee of PCM has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any shares held by PAR. The shares held by PAR are part of a portfolio managed by Edward L. Shapiro, who is Chairman of the Board of the Company, and, prior to the Business Combination, was Chairman of the Board of Row 44 and the Supervisory Board of AIA. As an employee of PCM, Mr. Shapiro has the authority to make investment decisions with respect to our shares held by PAR. Prior to the Business Combination, PAR owned a controlling interest in Row 44 and AIA.
(3)	Includes 4,114,909 shares issued to current or former executive officers of the Company prior to our initial public offering and shares underlying 7,328,334 Sponsor Warrants. Harry E. Sloan and Jeff Sagansky are members of the Sponsor. Includes 926,463 shares of common stock of the Company that are subject to forfeiture by the Sponsor in the event that the last sales price of common stock of the Company does not equal or exceed $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 24 months following the completion of the Business Combination.
(4)	Messrs. Sloan and Sagansky are members of the Board of Directors of the Company, and have been on the Board since the Company’s inception (February 2, 2011). From February 2, 2011 until January 31, 2013, Mr. Sloan was Chief Executive Officer of the Company and Mr. Sagansky was President of the Company.
(5)	Includes 257,058 shares of common stock underlying Row 44 Warrants. Excludes 2,007,317 shares of common stock issued in the Business Combination and held in escrow, registered in the name of the escrow agent, pursuant to an agreement between Wellington Management Company, LLP (“Wellington Management”), certain affiliates of Wellington Management and certain client accounts of Wellington Management (collectively, the “Wellington Entities”) and the Company (the “Wellington Escrow Agreement”), pursuant to which the Wellington Entities expressly disclaimed and relinquished any right to exercise voting power or investment power with respect to any shares of common stock issued in the Business Combination to the extent (but only to the extent) that ownership of such shares would otherwise cause any Wellington Entity to beneficially own in excess of 9.9% of the Company's common stock.
(6)	At the closing of the Business Combination, we issued to Putnam 2,375,000 shares of common stock pursuant to a Common Stock Purchase Agreement we entered into with them on November 8, 2012.
(7)	These shares are also reported as beneficially owned by Wellington Management Company, LLP.
(8)	Includes 70,874 shares underlying Row 44 Warrants. These shares are also reported as beneficially owned by Wellington Management Company, LLP.
(9)	Includes 131,099 shares underlying Row 44 Warrants. These shares are also reported as beneficially owned by Wellington Management Company, LLP.
(10)	Includes 685,199 shares underlying Row 44 Warrants.
(11)	Includes 20,712 shares underlying Row 44 Warrants. These shares are also reported as beneficially owned by Wellington Management Company, LLP.
(12)	For each of Messrs. Miller and McNamara, consists of 22,088 shares of common stock purchased from the Sponsor. Includes a portion of the shares that are subject to forfeiture by each of Messrs. Miller and McNamara in the event the last sales price of our common stock does not equal or exceed $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 24 months following the closing of the Business Combination. Includes shares underlying 333,333 Sponsor Warrants and 65,000 Public Warrants. Messrs. Miller and McNamara were directors of the Company from February 2, 2011 until January 31, 2013.

(13)	These shares represent 4% of the shares of our common stock and Sponsor Warrants held by Sponsor, including 4% of the shares underlying the Sponsor Warrants. Mr. Graf was Vice President, Chief Financial Officer, Treasurer and Secretary of the Company from February 2, 2011 until January 31, 2013. Mr. Graf is currently a special advisor to the Company.
(14)	Mr. Guidon is Chief Technology Officer Row 44, prior to which he was Chief Executive Officer of Row 44 from 2007 until January 2012. Mr. Guidon was a director of Row 44 throughout that time until January 31, 2013.
(15)	Includes 9,181 shares underlying Row 44 Warrants. These shares are also reported as beneficially owned by Wellington Management Company, LLP.
(16)	John LaValle is the Chief Executive Officer of the Company and was the Chief Executive Officer of Row 44 from January 2012 to January 2013. Prior to that time, he served as Row 44’s Chief Operating Officer and Chief Financial Officer, positions that he held since he joined Row 44 in June 2007.
(17)	Excludes approximately 30% of the shares of common stock and 10% of the overall consideration issuable to such holder under the Asset Purchase Agreement pursuant to which we acquired PME (the “PME APA”), which shares are held in escrow to secure (A) any post-closing purchase price adjustment due to the Company from PME and related entities pursuant to the terms of the PME APA and (B) PME’s indemnification obligations under the PME APA (“PME Escrow Shares”). PME Escrow Shares not subject to a claim will be released on the date that is 18 months after the July 9, 2013 closing of the acquisition of PME. PME Escrow Shares that are released to the holder(s) will be eligible for resale pursuant to this prospectus and are included in the column “Shares of Common Stock Offered.”
(18)	Mr. Costello is Vice President, Engineering of Row 44, a position he has held since 2007.
(19)	Mr. Christ was Chief Sales Officer of Row 44, a position he has held from May 2011 until February 14, 2013.
(20)	Mr. Kellner was a member of the Board of Directors of Row 44 from March 8, 2010 until January 31, 2013.
(21)	Mr. Redford joined Row 44 in June 2008 as its Chief Technical Officer and became Vice President Networks in January 2012, a position he continues to hold.
(22)	Excludes 24,563 Escrow Shares.

Material Relationships with Selling Securityholders

Transactions Related to Our IPO

In February 2011, the Sponsor purchased 4,417,683 shares of our common stock, which we refer to as “founder shares,” for an aggregate purchase price of $25,000, or approximately $0.01 per share. Subsequently, in March 2011, the Sponsor transferred an aggregate of 44,176 founder shares to Dennis A. Miller and James M. McNamara, who served on our board of directors until January 31, 2013. As a result of the underwriters’ partial exercise of their over-allotment option for our initial public offering, the Sponsor forfeited an aggregate of 248,598 founder shares on May 18, 2011, which shares were cancelled. In May 2012, the Sponsor transferred an aggregate of 10,000 founder shares to Cole A. Sirucek, who agreed to serve on our board of directors as of May 2012. Mr. Sirucek resigned from our board of directors as of January 31, 2013.

Upon consummation of our initial public offering, the founder shares were placed into a segregated escrow account maintained by American Stock Transfer & Trust Company, LLC acting as escrow agent. While in escrow, the founder shares are not transferable, other (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of the Sponsor, or any affiliates of the Sponsor, (b) by gift to a member of one of the members of the Sponsor’s immediate family or to a trust, the beneficiary of which is a member of one of the members of the Sponsor’s immediate family, an affiliate of the Sponsor or to a charitable organization; (c) by virtue of laws of descent and distribution upon death of one of the members of the Sponsor; (d) pursuant to a qualified domestic relations order; (e) by virtue of the laws of the state of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; (f) in the event of our liquidation prior to our completion of our initial business combination; or (g) in the event of our completion of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. The founder shares will be released from escrow on the earlier of (x) one year after the completion of the

Business Combination or earlier if the last sales price of our common stock equals or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after completion of the Business Combination, or (y) the date on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

In connection with the consummation of our initial public offering, members of the Sponsor purchased an aggregate of 7,000,000 Sponsor Warrants in a private placement. Subsequently, in July 2011, the Sponsor transferred 333,333 sponsor warrants to Dennis A. Miller for an aggregate purchase price of $250,000, or $0.75 per Sponsor Warrant. Each Sponsor Warrant entitles the holder to purchase one share of our common stock at $11.50 per share.

Sponsor Loans

Prior to the completion of our initial public offering, the Company issued an unsecured promissory note (the “First Note”) to the Sponsor on February 2, 2011 that provided for the Sponsor to advance to the Company, from time to time, up to $200,000 for expenses related to our initial public offering. The First Note was non-interest bearing and was payable on the earlier of August 1, 2011 or the completion of our initial public offering. The Sponsor advanced $140,000 to the Company under the First Note in a series of transactions prior to our initial public offering. The First Note was paid in full on May 18, 2011 and no balance remained outstanding subsequent to such date.

Prior to the consummation of the Business Combination, we issued an unsecured promissory note (the “Second Note”) to the Sponsor on August 21, 2012 that provided for the Sponsor to advance $250,000 to the Company, for expenses related to the proposed Business Combination. The Second Note was non-interest bearing and was payable on the earlier of (i) the consummation of the Business Combination or (ii) February 18, 2013. The Second Note was repaid in full on January 31, 2013.

On November 6, 2012, we issued a convertible promissory note to the Sponsor that provided for the Sponsor to advance to us, from time to time, up to $1,000,000 for ongoing expenses (the “Convertible Note”). The Convertible Note was non-interest bearing and was payable on the earlier of (i) the completion of an initial business combination by the Company or (ii) February 18, 2013. At the option of the Sponsor, any amounts outstanding under the Convertible Note up to $500,000 could be converted into Sponsor Warrants at a conversion price of $0.75 per warrant. Each Sponsor Warrant would entitle the Sponsor to purchase one share of our common stock at an exercise price of $11.50 per share commencing 30 days after the completion of an initial business combination by the Company.

On November 21, 2012, the Sponsor advanced to us $500,000 pursuant to the Convertible Note. Prior to the consummation of the Business Combination, the Sponsor advanced an additional $77,000 to us pursuant to the Convertible Note. Upon the consummation of the Business Combination, the Sponsor converted an aggregate principal amount of $500,000 outstanding under the Convertible Note into 666,667 warrants and the remaining amount outstanding was repaid in cash. These Sponsor Warrants became exercisable 30 days after the completion of the Business Combination, and will expire at 5:00 p.m., New York City time, on January 31, 2018 or earlier upon redemption or liquidation.

Office Space and Administrative Services

Roscomare Ltd., an entity owned and controlled by Mr. Sloan, our former Chairman and Chief Executive Officer and a current member of our board of directors, agreed to, from the date that our securities were first listed on Nasdaq through the consummation of the Business Combination, make available to us office space and certain office and secretarial services, as we required from time to time. We paid Roscomare Ltd. $10,000 per month for these services until completion of our Business Combination on January 31, 2013. This arrangement was solely for our benefit and was not intended to provide Mr. Sloan compensation in lieu of salary. We believe, based on rents and fees for similar services in the Los Angeles metropolitan area, that the fee charged by Roscomare Ltd. is at least as favorable as we could have obtained from an unaffiliated person. Further, we paid a fee of $15,000 per month to James A. Graf, our former Chief Financial Officer, until the consummation of our Business Combination. Mr. Graf resigned as an officer of the Company as of January 31, 2013 and is currently a special advisor to the Company.

Other than the $10,000 per-month administrative fee paid to Roscomare Ltd. until January 31, 2013 and $15,000 per-month paid to Mr. Graf until January 31, 2013, as well as reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, was paid to our Sponsor, officers or directors, or to any of their respective affiliates, prior to or with respect to our Business Combination. Our independent directors reviewed on a quarterly basis all payments that were made to our Sponsor, officers, directors and our or their affiliates.

Backstop Agreements

On January 31, 2013, in connection with the closing of the Business Combination, we consummated the transactions contemplated by an Amended and Restated Common Stock Purchase Agreement with PAR dated November 8, 2012 (the “PAR Backstop Agreement”) and a Common Stock Purchase Agreement with Putnam Capital Spectrum Fund and Putnam Equity Spectrum Fund (“Putnam”) dated November 8, 2012 (the “Putnam Backstop Agreement”). Pursuant to the PAR Backstop Agreement, PAR purchased 4,750,000 shares of our non-voting common stock for $10.00 per share. As the first investor to commit to a backstop investment in connection with our Business Combination, Row 44 paid to PAR $11,875,000 in cash at closing, which amount reduced the consideration payable by us to Row 44 equity holders in the Business Combination . Pursuant to the Putnam Backstop Agreement, we issued 2,375,000 shares of common stock to Putnam for $10.00 per share.

The Business Combination

On January 31, 2013, we consummated the Business Combination, consisting of (i) the acquisition of Row 44 and (ii) the acquisition of 86% of the issued and outstanding shares of AIA. In connection therewith, the Company issued a total of 44,899,018 shares of capital stock, including (a) 23,405,785 shares of its capital stock issued to former Row 44 equity holders, subject to an escrow holdback and post-closing adjustment, (b) 14,368,233 shares of non-voting common stock issued to PAR in consideration of PAR’s shares of AIA, and (c) 4,750,000 shares of non-voting common stock issued to PAR pursuant to the PAR Backstop Agreement and 2,375,000 shares of common stock issued to Putnam pursuant to the Putnam Backstop Agreement.

In connection with the closing of the Business Combination, former Row 44 stockholders agreed to deposit 10% of the shares of our common stock issuable to them in the Business Combination into escrow in order to secure (i) any post-closing purchase price adjustment, and (ii) the Row 44 stockholders’ indemnification obligations pursuant to the merger agreement we entered into with Row 44. All escrow shares not subject to a claim will be released on the date that is 18 months after the closing of the Business Combination.

Pursuant to the letters of transmittal delivered by Row 44 stockholders to exchange their shares of capital stock of Row 44 for shares of the Company, the Row 44 stockholders agreed not to sell (a) (i) 40% of the Company shares held by such holder (including shares underlying any warrants), and (ii) any of the shares held in escrow for such stockholders’ benefit (in each case excluding any shares issued under the Backstop Agreements) until the earlier to occur of (A) the six-month anniversary of the closing of the Business Combination, or (B) if the last sales price of Company shares exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 45 days after the closing of the Business Combination, the last day of such 30-trading day period, and (b) the remaining Company shares until the earlier to occur of (i) the first anniversary of the closing of the Business Combination, or (ii) if the last sales price of Company shares exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least six months after the closing of the Business Combination, the last day of such 30-trading day period.

Pursuant to the letters of transmittal delivered by Row 44’s option holders to exchange their options to purchase shares of capital stock of Row 44 for shares of the Company, Row 44’s option holders agreed not to sell (a) 50% of the Company shares held by such holder (including shares underlying any warrants) until the earlier to occur of (i) the six-month anniversary of the closing of the Business Combination, or (ii) if the last sales price of Company shares exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 45 days after the closing of the Business Combination, the last day of such 30-trading day period, and (b) the remaining Company shares until the earlier to occur of (i) the first anniversary of the closing of the Business Combination, or (ii) if the last sales price of Company shares exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least six months after the closing of the Business Combination, the last day of such 30-trading day period.

Registration Rights Agreement

Upon consummation of the Business Combination, we entered into an amended and restated registration rights agreement with respect to the founder shares, shares of our common stock underlying the Sponsor Warrants, and the shares of our common stock (including shares of common stock issuable upon conversion of non-voting common stock) that were issued in the Business Combination, which securities we collectively refer to as “registrable securities,” pursuant to which we are obligated to file a registration statement with the SEC covering the resale of the registrable securities and use our reasonable best efforts to cause the registration statement to be declared effective as soon as possible thereafter. Holders of each of (i) a majority of the founder shares, (ii) a majority of the shares issued to PAR and its affiliates in the Business Combination, and (iii) at least 10,000,000 of the registrable securities are also entitled to require us to undertake an underwritten public offering of all or a portion of the registrable securities pursuant to an effective registration statement, no more than once during any six month period, so long as the estimated market value of the registrable securities to be sold in such offering is at least $10,000,000. Holders of registrable securities also have certain “piggy-back” registration rights with respect to registration statements filed by us. Holders of the requisite number of registrable securities under the amended and restated registration rights agreement have granted us waivers of their rights relating to our failure to satisfy certain of our obligations under the agreement prior to our filing with the SEC of the first amendment to the registration statement of which this prospectus is a part.

Indemnification Agreements

Upon the consummation of the Business Combination, indemnification agreements were entered into with each of the newly elected directors and newly appointed executive officers which provide, among other things, that we will indemnify such directors and executive officers under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director or executive officer, and otherwise to the fullest extent permitted under Delaware law and our by-laws.

PLAN OF DISTRIBUTION

We and the selling securityholders and any of their pledgees, donees, assignees, transferees and successors-in-interest may, from time to time, sell, separately or together, some or all of the shares of our common stock or Sponsor Warrants covered by this prospectus on NASDAQ (in the case of our common stock) or any other stock exchange, market or trading facility on which the shares or Sponsor Warrants are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent we or any of the selling securityholders gift, pledge or otherwise transfer the securities offered hereby, such transferees may offer and sell the securities from time to time under this prospectus, provided that, if required under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, this prospectus has been amended under Rule 424(b)(3) or other applicable provision of the Securities Act, to include the name of such transferee in the list of selling securityholders under this prospectus. Subject to compliance with applicable law, we or the selling securityholders may use any one or more of the following methods when selling shares of common stock or Sponsor Warrants:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
•	block trades in which the broker-dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	“at the market” or through market makers or into an existing market for the shares or Sponsor Warrants;
•	through one or more underwritten offerings on a firm commitment or best efforts basis;
•	settlement of short sales entered into after the date of this prospectus;
•	agreements with broker-dealers to sell a specified number of such shares of common stock or Sponsor Warrants at a stipulated price per share or warrant;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	through the distribution of common stock or Sponsor Warrants by any selling securityholder to its partners, members or securityholders;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

Neither we nor the selling securityholders have entered into any agreements, understandings or arrangements with any underwriters or broker/dealers regarding the sale of the shares of common stock or Sponsor Warrants covered by this prospectus. At any time a particular offer of the shares of common stock or Sponsor Warrants covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of shares of common stock or Sponsor Warrants covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus or prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of common stock or Sponsor Warrants covered by this prospectus.

To the extent required, any applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the common stock at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

The selling securityholders may also sell shares of our common stock or Sponsor Warrants under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

Broker-dealers engaged by us or the selling securityholders may arrange for other brokers-dealers to participate in sales. If we or the selling securityholders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from us or the selling securityholders (and/or, if any broker-dealer acts as agent for the purchaser of shares of common stock or Sponsor Warrants, from the purchaser) in amounts to be negotiated.

In connection with the sale of the common stock or Sponsor Warrants or interests therein, we or selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock or Sponsor Warrants in the course of hedging the positions they assume. We and the selling securityholders may also sell shares of the common stock or Sponsor Warrants short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock or Sponsor Warrants to broker-dealers that in turn may sell these securities. We and the selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares or Sponsor Warrants offered by this prospectus, which shares or Sponsor Warrants such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling securityholders may from time to time pledge or grant a security interest in some or all of their shares of common stock or Sponsor Warrants to their broker-dealers under the margin provisions of customer agreements or to other parties to secure other obligations. If a selling securityholder defaults on a margin loan or other secured obligation, the broker-dealer or secured party may, from time to time, offer and sell the shares of common stock pledged or secured thereby pursuant to this prospectus. The selling securityholders and any other persons participating in the sale or distribution of the shares of common stock or Sponsor Warrants will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of common stock or Sponsor Warrants by, the selling securityholders or any other person, which limitations may affect the marketability of the shares of common stock or Sponsor Warrants.

We or the selling securityholders also may transfer the shares of our common stock or Sponsor Warrants in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

The selling securityholders and any broker-dealers or agents that are involved in selling the shares of common stock or Sponsor Warrants may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock or Sponsor Warrants purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. To our knowledge, no selling securityholder has entered into any agreement or understanding, directly or indirectly, with any person to distribute the shares of our common stock.

We are required to pay all fees and expenses incident to the registration of shares of our common stock and Sponsor Warrants. We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We and the selling securityholders may agree to indemnify underwriters, broker-dealers or agents against certain liabilities, including liabilities under the Securities Act, and may also agree to contribute to payments which the underwriters, broker-dealers or agents may be required to make.

There can be no assurance that any selling securityholder will sell any or all of the securities registered pursuant to the registration statement of which this prospectus is a part.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Authorized and Outstanding Stock

We have authorized 401,000,000 shares of capital stock, consisting of 375,000,000 shares of common stock, $0.0001 par value per share, 25,000,000 shares of non-voting common stock, $0.0001 par value per share, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value per share. As of the date of this prospectus, there were 55,179,569 shares of our capital stock issued and outstanding, consisting of (i) 36,061,336 shares of common stock (excluding 3,053,634 shares of common stock held by AIA, our majority-owned subsidiary) and (ii) 19,118,233 shares of non-voting common stock. As of August 12, 2013, there were 100 holders of record of our capital stock. This figure does not include the number of persons whose securities are held in nominee or “street” name accounts through brokers.

Common Stock

Our Second Amended and Restated Certificate of Incorporation (our “Charter”) provides that, except with respect to voting rights and conversion rights applicable to the non-voting common stock, the common stock and non-voting common stock will have identical rights, powers, preferences and privileges.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders. Holders of non-voting common stock will have no voting power and no right to participate in any meeting of stockholders or to receive notice thereof, except as required by applicable law and except that any action that would adversely affect the rights of the non-voting common stock relative to the common stock with respect to the modification of the terms of the securities or dissolution will require the approval of the non-voting common stock voting separately as a class. Except as otherwise provided by law, applicable stock exchange rules, our Charter or our Amended and Restated Bylaws (our “Bylaws”) or in respect of the election of directors, all matters to be voted on by our stockholders must be approved by a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the subject matter. In the case of an election of directors, where a quorum is present, a plurality of the votes cast will be sufficient to elect each director.

Conversion of Non-Voting Common Stock

Any share of non-voting common stock will convert into one fully paid and non-assessable share of common stock immediately upon the earlier to occur of (i) the delivery of written notice by the holder of such share to our transfer agent of the holder’s election to convert such share into a share of common stock, provided that such election cannot be made until on or after October 31, 2013, or (ii) the sale or transfer of such share by the holder to any person if the ownership of such share by such person would result in PAR not having beneficial ownership of such share within the meaning of Rule 13d-3 promulgated under the Exchange Act. When shares of non-voting common stock have been converted to common stock, such non-voting common shares will be cancelled and will become authorized but unissued shares of non-voting common stock.

Dividends

Holders of common stock and non-voting common stock will be equally entitled to receive such dividends, if any, as may be declared from time to time by our board of directors (our “Board”) in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock or non-voting common stock unless the shares of common stock and non-voting common stock at the time outstanding are treated equally and identically, provided that, in the event of a dividend of common stock or non-voting common stock, shares of non-voting common stock shall only be entitled to receive shares of non-voting common stock and shares of common stock shall only be entitled to receive shares of common stock.

We have not paid any cash dividends on our common stock to date and do not anticipate declaring any dividends in the foreseeable future. The payment of cash dividends is dependent upon our revenues and earnings, capital requirements and general financial condition, and is within the discretion of the Board.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock and non-voting common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Corporate Transactions

In the event that any consideration is paid or distributed to our stockholders or any shares of our capital stock are converted into any other form of consideration in connection with (i) any sale, lease, transfer, exclusive license, exchange or other disposition of any material portion of our property and assets (or any material portion of the property and assets of any of our direct or indirect subsidiaries), (ii) any merger, consolidation, business combination or other similar transaction involving us or any of our direct or indirect subsidiaries with any other entity, or (iii) any recapitalization, liquidation, dissolution or other similar transaction involving us or any of our direct or indirect subsidiaries, then the shares of common stock and non-voting common stock will be treated equally, identically and ratably on a per share basis with respect to any such consideration or distribution or conversion.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock or non-voting common stock.

Election of Directors

Our Board is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Preferred Stock

Our Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the company or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

As of the date of this prospectus, there were outstanding warrants exercisable for 28,340,629 shares of our common stock, consisting of (i) public warrants exercisable for an aggregate of 18,492,500 shares of our common stock and Sponsor Warrants exercisable for an aggregate of 7,666,667 shares of our common stock issued pursuant to the warrant agreement entered into in connection with our initial public offering and (ii) warrants that were initially exercisable for shares of common stock of Row 44 that we assumed in connection with the Business Combination and are exercisable for an aggregate of 2,181,462 shares of our common stock (the “Row 44 Warrants”) (including 725,412 Row 44 Warrants held by AIA).

Public Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time. The warrants will expire on January 31, 2018 at 4:30 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of common stock pursuant to the exercise of a warrant and have no obligation to settle such warrant exercise unless a registration statement under the Securities Act, with respect to the shares of common stock underlying the warrants is effective and a prospectus relating thereto is current, except as provided below. No warrant is exercisable and we are not obligated to issue shares of common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

Under the warrant agreement governing the warrants, we agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the closing of the Business Combination, we would use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act of the shares of common stock issuable upon exercise of the warrants, and we would use our best efforts to take such action as is necessary to register or qualify for sale, in those states in which the warrants were initially offered by us, the shares of common stock issuable upon exercise of the warrants, to the extent an exemption is not available. In addition, we are obligated to use our best efforts to register the shares of common stock issuable upon exercise of a warrant under the blue sky laws of the states of residence of the exercising warrant holder to the extent an exemption is not available.

As a result of the fact that no registration statement was effective on the 60th business day following the closing of the Business Combination and no such registration statement currently is effective, holders of the warrants have the right, until the date such registration statement is declared effective by the SEC (and would also have the right during any other period when we fail to maintain an effective registration statement covering the shares of common stock issuable upon exercise of the warrants), to exercise such warrants on a “cashless basis,” by exchanging the warrants (in accordance with Section 3(a)(9) of the Securities Act or another exemption) for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the warrant exercise price and the “fair market value” by (y) the fair market value. For this purpose, “fair market value” means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the warrant agent from the holder of such warrants or the company’s securities broker or intermediary.

We may call the warrants for redemption:

•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and
•	if, and only if, the last reported sale price of the common stock equals or exceeds $17.50 per share for any 20 trading days within a 30 trading day period ending three business days before we sends the notice of redemption to the warrant holders.

We will not redeem the warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period.

We established the $17.50 per share sale price criterion to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $17.50 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, we will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” If we take advantage of this option, all holders of warrants would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. For this purpose, the “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe that this feature is an attractive option if we do not need the cash from the exercise of the warrants. If we call the warrants for redemption and does not take advantage of this option, members of the Sponsor and their permitted transferees would still be entitled to exercise their Sponsor Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described above.

A holder of a warrant may notify the company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% of the shares of our common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied by (ii) the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the “fair market value”. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) for this purpose “fair market value” means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if at any time while the warrants are outstanding and unexpired, we pay a dividend or makes a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of capital stock for which the warrants are exercisable), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. The warrant agreement provides that if more than 30% of the consideration receivable by the holders of common stock in the applicable event is payable in the form of common stock in the successor entity that is not listed for trading on a national securities exchange or on the OTC Bulletin Board, or is not to be so listed for trading immediately following such event, then the warrant exercise price will be reduced in accordance with a formula specified in the warrant agreement. We refer to this latter provision as the “Warrant Price Reduction Provision.”

The warrants have been issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, LLC, as warrant agent, and us. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement pertaining to our initial public offering, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Sponsor Warrants

The Sponsor Warrants (including the common stock issuable upon exercise of the Sponsor Warrants) are not redeemable by us so long as they are held by the Sponsor or its permitted transferees. Otherwise, the Sponsor Warrants have terms and provisions that are identical to those of the public warrants, except that such warrants may be exercised by the holders on a cashless basis. If the Sponsor Warrants are held by holders other than the Sponsor or its permitted transferees, the Sponsor Warrants will be redeemable by us and exercisable by the holders on the same basis as the public warrants.

If a holder of Sponsor Warrants exercises them on a cashless basis, such holder would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

The Sponsor waived the Warrant Price Reduction Provision with respect to the Sponsor Warrants held by it.

Registration Rights

Under our amended and restated registration rights agreement with respect to the shares of our common stock issued in a private placement prior to our initial public offering, which we refer to as “founder shares,” shares of our common stock underlying the Sponsor Warrants, the shares of our common stock (including shares of common stock issuable upon conversion of non-voting common stock) that were issued in the Business Combination, which securities we collectively refer to as “registrable securities,” we are obligated to file a registration statement with the SEC covering the resale of the registrable securities and use our reasonable best efforts to cause the registration statement to be declared effective as soon as possible thereafter. Holders of each of (i) a majority of the founder shares, (ii) a majority of the shares issued to PAR and its affiliates in the Business Combination, and (iii) at least 10,000,000 of the registrable securities are also entitled to require us to undertake an underwritten public offering of all or a portion of the registrable securities pursuant to an effective registration statement, no more than once during any six month period, so long as the estimated market value of the registrable securities to be sold in such offering is at least $10,000,000. Holders of registrable securities also have certain “piggy-back” registration rights with respect to registration statements filed by us. Holders of the requisite number of registrable securities under the amended and restated registration rights agreement have granted us waivers of their rights relating to our failure to satisfy certain of our obligations under the agreement prior to our filing with the SEC of the first amendment to the registration statement of which this prospectus is a part.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain Anti-Takeover Provisions of Delaware Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “Merger” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);
•	an affiliate of an interested stockholder; or
•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “Merger” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	Our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;
•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or
•	on or subsequent to the date of the transaction, the Merger is approved by our board of directors and authorized at a meeting of its stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of NASDAQ, which would apply so long as the common stock remains listed on NASDAQ, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock then outstanding; or
•	average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of the date of this prospectus, we had 55,179,569 shares of our capital stock issued and outstanding, consisting of (i) 36,061,336 shares of common stock (excluding 3,053,634 shares of common stock held by AIA, our majority-owned subsidiary) and (ii) 19,118,233 shares of non-voting common stock. Of these shares, the 18,992,500 shares of common stock sold in our initial public offering are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 36,187,069 shares and all 7,666,667 Sponsor Warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

As of the date of this prospectus, there are a total of 28,340,629 warrants to purchase shares of our common stock outstanding, consisting of (i) warrants exercisable for 26,159,167 shares of our common stock issued pursuant to the warrant agreement entered into in connection with our initial public offering and (ii) Row 44 Warrants assumed by us in connection with Business Combination and exercisable for 2,181,462 shares of our common stock (including 725,412 Row 44 Warrants held by AIA). Each warrant is exercisable for one share of our common stock, in accordance with the terms of the applicable warrant agreement governing the warrants. 18,492,500 of these warrants are public warrants and are freely tradable.

Transfer Agent and Warrant Agent

The transfer agent for the shares of our common stock and warrants is American Stock Transfer & Trust Company.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “ENT.” Our warrants are quoted on the OTC market under the symbol “ENTWW.”

VALIDITY OF THE SECURITIES

The validity of the securities offered hereby will be passed on for us by McDermott Will & Emery LLP, New York, New York.

EXPERTS

The financial statements of Global Eagle Acquisition Corp. (a development stage company) as of December 31, 2012, and 2011, for the year ended December 31, 2012 and for the period February 2, 2011 (inception) to December 31, 2011 have been audited by Rothstein Kass, an independent registered public accounting firm, as set forth in their report thereon, which is incorporated herein by reference, from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Such financial statements have been so incorporated in reliance on the report of such firm, given on their authority as experts in auditing and accounting.

The financial statements of Row 44 as of December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011 and 2010 have been audited by Rose, Snyder & Jacobs LLP, an independent registered public accounting firm, as set forth in their report thereon, which is incorporated herein by reference, from the Company’s Current Report on Form 8-K/A (Amendment No. 3) filed with the SEC on August 9, 2013. Such financial statements have been so incorporated in reliance on the report of such firm, given on their authority as experts in auditing and accounting.

The consolidated financial statements of AIA as of December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011 and 2010, have been audited by Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, independent auditors, as set forth in their reports thereon, which is incorporated herein by reference, from the Company’s Current Report on Form 8-K/A (Amendment No. 3) filed with the SEC on August 9, 2013. Such financial statements have been so incorporated in reliance on the report of such firm, given on their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement and any reports filed by us with the SEC after the date of this prospectus and before the date that the offerings of the securities by means of this prospectus are terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC:

(1)	Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 18, 2013 (File No. 001-35176);
(2)	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 15, 2013, as amended by Form 10-Q/A (Amendment No. 1) filed with the SEC on May 15, 2013 and Form 10-Q/A (Amendment No. 2) filed on July 9, 2013 (File No. 001-35176) and for the quarter ended June 30, 2013, filed on August 9, 2013 (File No. 001-35176);
(3)	Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the SEC on January 7, 2013, January 17, 2013, January 28, 2013, January 30, 2013, February 4, 2013, February 6, 2013 (including portions of our definitive proxy statement on Schedule 14A filed on January 17, 2013 that are incorporated by reference into our Current Report on Form 8-K filed on February 6, 2013), February 21, 2013, February 26, 2013, March 12, 2013, March 13, 2013, March 18, 2013, March 19, 2013, March 29, 2013, May 2, 2013, May 6, 2013, May 9, 2013, May 14, 2013, May 16, 2013, May 22, 2013, July 2, 2013, July 10, 2013 (Items 1.01 and 9.01 only), July 11, 2013 and August 9, 2013 (File No. 001-35176); and
(4)	All documents filed with the SEC by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and before the termination of the offerings to which this prospectus relates.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents by telephone at (818) 706-3111 or in writing at the following address:

Global Eagle Entertainment Inc.
Attn: Secretary
4353 Park Terrace Drive
Westlake Village, California 91361